Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces Fiscal 2012 First Quarter Results

FORT LAUDERDALE, FL, May 14, 2012 – eDiets.com, Inc. (OTCBB: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the first quarter ended March 31, 2012.

Revenues for the first quarter of 2012 were $7.1 million, an increase of approximately 3% from $6.9 million in the first quarter of 2011. The net loss for the first quarter of 2012 was $(1.1) million, or $(0.07) per diluted share on approximately 14.3 million shares outstanding, compared to a net loss of $(0.4) million, or $(0.03) per diluted share on approximately 11.9 million shares outstanding, in the first quarter of 2011.

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, bad debt expense, and non-cash severance charges for the quarter ended March 31, 2012 was $(0.8) million, compared to $0.2 million in the first quarter of 2011.

First Quarter and Recent Operating Highlights:

•	Grew meal delivery revenue 14% in the first quarter of 2012 from the first quarter of 2011
•	Expanded meal delivery adjusted gross margin* to 48% in first quarter 2012 from 46% in the first quarter of 2011
•	Grew customer retention rate to 7.2 weeks from 6.3 weeks in the same period last year
•	Debuted new television commercial and refreshed print and online ad content with customer testimonials
•	Introduced new customer-centric products, including Favorites meal delivery package

“Over the past several months, we have initiated a number of operational and strategic changes, including strengthening our management team, implementing significant cost cutting measures, and introducing a creative marketing strategy that focuses on eDiets’ customer testimonials and weight loss results,” said Tom Connerty, President and CEO, eDiets.com. “We recognize that a key component of our success is growing our meal delivery customer base, and we are sharpening our focus across all touch points to better serve our customers. We recently began offering new meal delivery packages and food options based on feedback from our customers. In addition, we reenergized our advertising with the launch of our first new commercial in nearly two years and new print and online ad content.”

Mr. Connerty continued, “We believe that improving our customer experience will lead to greater customer satisfaction and measurable financial returns on both the top and bottom line and we are encouraged by our progress. For the month of April, we achieved a close to breakeven adjusted EBITDA, which we attribute in part to improvements to our meal delivery margins and creative direction, as well as an additional shipping occasion during the month.”

Conference Call

The Company will host a conference call to discuss the first quarter 2012 results at 5:00 p.m. Eastern Time on Monday, May 14, 2012. Participants may access the call by dialing 866-804-6923 (domestic) or 857-350-1669 (international), passcode 63771967. In addition, the call will be webcast via the Investor Relations section of the Company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Monday, May 21, 2012. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 54131111.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The Company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA and adjusted gross margin, which are non-GAAP financial measures as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.

Adjusted EBITDA and adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. The Company does not intend for adjusted EBITDA or adjusted gross margin to be considered in isolation or as a substitute for any GAAP measure.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that, whether or not expressly stated, certain statements made in this news release that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks, uncertainties and assumptions. This news release contains forward-looking statements about the Company including (i) expectations regarding our ability to obtain the additional financial support required in order to remain in business, (ii) expectations regarding our ability to manage our advertising expenditures in a manner that enables us to acquire new meal delivery customers in a profitable manner, (iii) expectations regarding the impact on our business of changes to our management team, (iv) expectations regarding the savings to be realized from our cost-cutting measures, (v) our belief regarding the impact of our marketing and customer service strategies on our financial and operational results and (vi) expectations regarding the impact of changes to our meal delivery products. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission, including our annual and quarterly reports, and the following: (i) our ability to raise additional financial support from one or more sources, (ii) our ability to sell one or more lines of our business, (iii) our ability to maintain compliance with applicable regulatory requirements, (iv) our ability to attract and retain customers in a profitable manner through advertising, and our ability to secure advertising commitments, (v) our ability to accurately assess market demand for our products; (vi) our ability to improve our meal delivery margin and its effect on total gross margins, (vii) our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels and (viii) the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates. These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2012	2011

Net loss	$(1,070)	$(383)

Interest expense (income), includes capital lease interest expense	1	1

Interest expense on related party notes	12	12

Depreciation	74	265

Amortization of intangibles	3	4

Stock-based compensation	140	282

Bad debt expense (recovery)	4	(1)

Non-cash severance charges settled in stock	—	55

Adjusted EBITDA	$(836)	$235

Meal Delivery Adjusted Gross Margin

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2012	2011

Revenue - meal delivery	$6,343	$5,546

Cost of revenues - meal delivery	3,333	3,151

Less: cost of revenue adjustments for meal delivery

Depreciation	(14)	(142)

Revenue sharing	—	(1)

Cost of revenues - adjusted	3,319	3,008

Adjusted meal delivery gross profit	$3,024	$2,538

Adjusted meal delivery gross margin percentage	47.7%	45.8%

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Meal delivery	$6,343	$5,546
Digital plans	447	771
Business-to-business	176	394
Other	157	219

Total revenues	7,123	6,930

Cost and expenses:
Cost of revenue
Meal delivery	3,333	3,151
Digital plans	45	87
Business-to-business	28	33
Other	34	50

Total cost of revenue	3,440	3,321
Technology and development	212	317
Sales, marketing and support	3,658	2,760
General and administrative	867	898
Amortization of Intangibles	3	4

Total cost and expenses	8,180	7,300

Loss from operations	(1,057)	(370)
Interest expense, net	(13)	(13)

Loss before income tax provision	(1,070)	(383)
Income tax benefit (provision)	—	—

Net loss	$(1,070)	$(383)

Loss per common share:
Basic and diluted	$(0.07)	$(0.03)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	14,311	11,925

	Three Months Ended March 31,
	2012	2011
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(269)	$4
Investing	(2)	(5)
Financing	(5)	1,383

	March 31, 2012	December 31, 2011
BALANCE SHEET DATA:
Cash and cash equivalents	$327	$603
Total assets	2,298	2,696
Deferred revenue	469	598
Debt (excluding capital leases)	1,000	1,000
Stockholders’ deficit	(2,282)	(1,346)

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